SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
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      14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                         AUTOMATIC DATA PROCESSING, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/ No fee required.
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    paid previously.  Identify the previous filing by registration statement
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

[ADP logo]

                        AUTOMATIC DATA PROCESSING, INC.

                  One ADP Boulevard o Roseland, New Jersey 07068

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

     PLEASE TAKE NOTICE that the 2002 Annual Meeting of Stockholders of AUTOMATIC DATA PROCESSING, INC. (the "Company") will be held at 10:00 a.m., Tuesday, November 12, 2002 at the Company's corporate headquarters, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY, for the following purposes:

     1.  To elect a Board of Directors (Proposal 1);

     2. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent certified public accountants for the fiscal year that began on July 1, 2002 (Proposal 2); and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only the holders of Common Stock of record at the close of business on September 13, 2002 (the "Record Date") are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

     As a result of heightened security, to gain admission to the Annual Meeting, you will need to show that you are a stockholder of the Company. If your shares are registered in your name and you plan to attend the Annual Meeting, please retain and bring the top portion of the proxy card as your admission ticket. If your shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement. All stockholders will be required to show valid picture identification. If you do not have valid picture identification and either an admission ticket or proof that you own Company stock, you will not be admitted to the Annual Meeting. Packages and bags will be inspected and they may have to be checked, among other security measures that may be used for the security of those attending the Annual Meeting; please arrive early enough to allow yourself adequate time to clear security.

                                          By order of the Board of Directors


                                                     JAMES B. BENSON
                                                        Secretary

September 23, 2002
Roseland, New Jersey



     The presence in person and/or the representation by proxy of the holders of a majority of the issued and outstanding shares of stock entitled to vote is necessary and sufficient to constitute a quorum. Accordingly, if you do not expect to be present at the meeting, you may vote your shares of stock by phone, the Internet or by executing the accompanying proxy and returning it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

[ADP logo]

                        PROXY STATEMENT
                ANNUAL MEETING OF STOCKHOLDERS OF

                 AUTOMATIC DATA PROCESSING, INC.
          One ADP Boulevard o Roseland, New Jersey 07068

                  TO BE HELD ON NOVEMBER 12, 2002

               SOLICITATION AND REVOCATION OF PROXY

     The accompanying proxy is being solicited by the Board of Directors of the Company for use at the forthcoming Annual Meeting of Stockholders. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying the Secretary of the Company in writing. All expenses in connection with the solicitation will be borne by the Company. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about September 23, 2002.

     The Company has one class of securities outstanding and entitled to vote at the Annual Meeting of Stockholders, its Common Stock, par value $.10 per share. At the close of business on September 13, 2002, the record date for determining stockholders entitled to notice of and to vote at the meeting, the Company had issued and outstanding 602,746,239 shares of Common Stock (excluding 35,956,430 treasury shares not entitled to vote). Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the meeting.

     The representation in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum at the Annual Meeting of Stockholders. Directors are elected by a plurality of the affirmative votes cast. The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. Under the Company's Amended and Restated Certificate of Incorporation and By-Laws and under Delaware law, abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on any proposal (other than the election of directors) and will have the effect of a negative vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of any of the matters referred to in this Proxy Statement. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The Company's Board of Directors has adopted a policy whereby stockholders' proxies are received by the Company's independent tabulators and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential from the Company's management and directors, except as necessary to meet legal requirements, in cases where stockholders request disclosure or in a contested election.

                              PROPOSAL 1

                        ELECTION OF DIRECTORS

     Properly executed proxies will be voted as marked, and if not marked, will be voted in favor of the election of the persons named below (each of whom is now a director) as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee does not remain a candidate at the time of the meeting (a situation which management does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees designated by the Board of Directors.

                                        Served as a
                                         Director
                                       Continuously
       Name                   Age          Since                                Principal Occupation
      ------                 -----     -------------   ----------------------------------------------------------------------------


Gregory D. Brenneman          40          2001         President and Chief Executive Officer, PwC Consulting, a consulting firm (1)

Gary C. Butler                55          1996         President and Chief Operating Officer of the Company (2)

Joseph A. Califano, Jr.       71          1982         Chairman of the Board and President, The National Center on Addiction and
                                                       Substance Abuse at Columbia University (3)

Leon G. Cooperman             59          1991         Chairman and Chief Executive Officer, Omega Advisors, Inc., an investment partnership (4)

George H. Heilmeier           66          1995         Chairman Emeritus of Telcordia Technologies (formerly Bellcore), a research and engineering consortium (5)

Ann Dibble Jordan             67          1993         Consultant (6)

Harvey M. Krueger             73          1967         Vice Chairman of Lehman Brothers, investment bankers (7)

Frederic V. Malek             65          1978         Chairman, Thayer Capital Partners, a merchant banking firm (8)

Henry Taub                    75          1961         Honorary Chairman of the Board of the Company (9)

Laurence A. Tisch             76          1972         Co-Chairman of Loews Corporation, a company engaged in the consumer products, hotel and insurance businesses (10)

Arthur F. Weinbach            59          1989         Chairman of the Board and Chief Executive Officer of the Company (11)

Josh S. Weston                73          1977         Honorary Chairman of the Board of the Company (12)

------------------

(1) Mr. Brenneman has been President and Chief Executive Officer of PwC Consulting since June 2002. Mr. Brenneman was Chairman and Chief Executive Officer of TurnWorks, Inc. from May 2001 to June 2002.
      Mr. Brenneman was the President and Chief Operating Officer of Continental Airlines, Inc. from May 1995 to May 2001. Mr. Brenneman also serves on the Board of Directors of The Home Depot, Inc. and J. Crew Group, Inc.

(2) Mr. Butler became President and Chief Operating Officer of the Company in April 1998, having served as Group President of the Employer Services Group of the Company since January 1995. He is also a director of Convergys Corp. and Liberty Mutual Group.

(3) Mr. Califano has been Chairman of the Board and President of The National Center on Addiction and Substance Abuse at Columbia University since 1992.

(4) Mr. Cooperman has been Chairman and Chief Executive Officer of Omega Advisors, Inc. since 1991.

(5) Dr. Heilmeier has been Chairman Emeritus of Telcordia Technologies (formerly Bellcore) since November 1997. Dr. Heilmeier served as Chairman and Chief Executive Officer of Bellcore from January 1997 to November 1997 and President and Chief Executive Officer from April 1991 to January 1997. Dr. Heilmeier is also a director of The MITRE Corporation, Teletech Holdings Inc., INET, Inc. and TRW Inc.

(6) Ms. Jordan is the former Director, Social Services Department, Chicago Lying-In Hospital, University of Chicago Medical Center, a position she assumed in 1970. She is also a director of Johnson & Johnson Corporation and Citigroup Inc.

(7) Mr. Krueger is Vice Chairman of Lehman Brothers and has been a senior officer of Lehman Brothers and its predecessor companies for more than the past five years. He is also a director of Chaus, Inc., Delta Galil Industries Ltd. and R.G. Barry Corporation.

(8) Mr. Malek has been Chairman of Thayer Capital Partners since 1992. Mr. Malek is also a director of Aegis Communications Group, Inc., American Management Systems, Inc., FPL Group, Inc., Manor Care, Inc., Northwest Airlines Corporation, Federal National Mortgage Association and various UBS Brinson mutual funds.

(9) Mr. Taub has been Honorary Chairman of the Company's Board of Directors since 1986.

(10) Mr. Tisch has been Co-Chairman of the Board of Directors of Loews Corporation since January 1999. From October 1994 to January 1999, he was Co-Chairman of the Board and Co-Chief Executive Officer of Loews Corporation. Mr. Tisch has also been Chief Executive Officer of CNA Financial Corporation since March 1990. He is also a director of Bulova Corporation and CNA Financial Corporation.

(11) Mr. Weinbach became Chairman of the Board and Chief Executive Officer of the Company in April 1998, having served as President and Chief Executive Officer since August 1996 and President and Chief Operating Officer since January 1994. He is also a director of First Data Corporation and Schering Plough Corp.

(12) Mr. Weston became Honorary Chairman of the Company's Board of Directors in April 1998. He served as Chairman of the Board of the Company from April 1986 to April 1998. He is also a director of Gentiva Health Services, Inc., J. Crew Group, Inc., Russ Berrie & Company, Inc. and Aegis Communications, Inc.

Stockholder Approval Required

     Directors shall be elected by a plurality of the affirmative votes cast at the meeting of stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

Corporate Governance

     During the last fiscal year five meetings of the Board of Directors were held. All directors attended at least 75%, in the aggregate, of the meetings of the Board of Directors and the committees of which they were members.

     The Board of Directors has adopted categorical standards of director independence, which are attached as Appendix A to this Proxy Statement. Directors who meet these standards are considered to be "independent." Messrs. Brenneman, Califano, Cooperman, Heilmeier, Malek and Tisch and Ms. Jordan meet these standards and are, therefore, considered to be independent directors. Messrs. Butler, Krueger, Taub, Weinbach and Weston do not meet these standards and are, therefore, not considered to be independent directors. Based on the foregoing categorical standards, all current members of the Audit, Compensation and Nominating/Corporate Governance Committees are independent.

     The Company has a standing Audit Committee composed of Messrs. Califano and Cooperman, and Ms. Jordan. Mr. Cooperman is the Chairman. The Audit Committee acts under a written charter adopted by the Board of Directors (the "Audit Committee Charter"), which is required to be provided to stockholders every three fiscal years, unless amended earlier. The members of the Audit Committee satisfy the independence requirements of the New York Stock Exchange (NYSE) Rules currently in effect. The Audit Committee Charter, which was amended in August 2002, is attached as Appendix B to this Proxy Statement and may also be viewed online on the Company's website at www.adp.com. The principal functions of the Audit Committee are to:

     (i) assist the Board of Directors in fulfilling its oversight responsibilities with respect to (a) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethical behavior, (b) the Company's auditing, accounting and financial reporting processes generally, (c) the Company's financial statements and other financial information provided by the Company to its stockholders, the public and others, (d) the Company's compliance with legal and regulatory requirements, and (e) the performance of the Company's corporate audit department and independent auditors;

     (ii) appoint, compensate and oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work;

     (iii) review in advance, and grant any appropriate pre-approvals of, (a) all auditing services to be provided by the independent auditors and
           (b) all non-audit services to be provided by the independent auditors as permitted by applicable rules and regulations, and in connection therewith to approve all fees and other terms of engagement;

     (iv) review and approve disclosures required to be included in the Securities and Exchange Commission (the "SEC") periodic reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to non-audit services; and

     (v) review the performance of the internal auditors and the independent auditors on at least an annual basis.

The Audit Committee met four times during fiscal 2002.

     The Company has a Compensation Committee composed of Messrs. Brenneman, Heilmeier, Malek and Tisch. Mr. Malek is the Chairman. The Compensation Committee acts under a written charter adopted by the Board of Directors, which may be viewed online on the Company's website at www.adp.com. The principal function of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities in respect of compensation of the Company's executive officers by:

     (i) evaluating the Chief Executive Officer's performance and setting the Chief Executive Officer's compensation based on such evaluation;

     (ii) developing guidelines and reviewing the compensation and performance of officers of the Company and other Company associates; and

     (iii) reviewing and approving criteria for granting bonuses and options to officers of the Company.

The Compensation Committee, which also develops plans for managerial succession, met three times during fiscal 2002.

     The Company has a Nominating/Corporate Governance Committee composed of Messrs. Cooperman, Heilmeier and Malek. Dr. Heilmeier is the Chairman. The Nominating/Corporate Governance Committee acts under a written charter adopted by the Board of Directors, which may be viewed online on the Company's website at www.adp.com. The principal functions of the Nominating/Corporate Governance Committee are to:

     (i) develop policies on the size and composition of the Board of Directors;

     (ii) identify individuals qualified to become members of the Board of Directors and review candidates for Board membership;

     (iii) recommend a slate of nominees to the Board of Directors annually;

     (iv) ensure that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board of Directors have the benefit of qualified and experienced independent directors;

     (v) review and reassess the adequacy of the Board of Directors' corporate governance principles (which principles may be viewed online on the Company's website at www.adp.com) and recommend changes to such principles annually; and

     (vi)  advise the full Board of Directors on corporate governance matters.

The Nominating/Corporate Governance Committee will consider recommendations for nominees for directorships submitted by stockholders. Stockholders who wish the Nominating/Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Nominating/Corporate Governance Committee in care of the Secretary of the Company at the Company's principal executive offices. The Nominating/Corporate Governance Committee met three times during fiscal 2002.

     The Company has an Executive Committee composed of Messrs. Cooperman, Heilmeier, Krueger, Malek, Taub, Weinbach and Weston. Mr. Krueger is the Chairman. The function of the Executive Committee is to act in the absence of the Board of Directors. The Executive Committee met two times during fiscal 2002.

     Non-employee directors are paid an annual retainer of $35,000, plus $1,500 for each Board of Directors meeting attended. In addition, non-employee directors are paid $1,000 for each committee meeting attended, if such committee meeting is held on the same day a Board of Directors meeting is held; otherwise, non-employee directors are paid $1,500 for each committee meeting attended. Further, each non-employee director acting as chairperson of a committee is paid an additional annual retainer of $5,000. Non-employee directors may elect to defer receipt of the above amounts. There are no fees paid to employee directors or other fee arrangements provided by the Company.

     The non-employee directors of the Company are entitled to participate in the 1989 Non-Employee Director Stock Option Plan (the "Directors' Plan") pursuant to which options to purchase 12,500 shares of Common Stock will automatically be granted to persons who become non-employee directors. In addition, each non-employee director will be granted an additional option to purchase 12,500 shares on the first business day after each fifth anniversary of the date of the initial grant to each such non-employee director, provided that he or she is then still serving in such capacity. The Directors' Plan was adopted on November 2, 1989 and will remain in effect until terminated by action of the Board of Directors. All options have been and will be granted at the fair market value of the Common Stock, determined on the basis of the closing price of the Common Stock in consolidated trading on the date of grant, as reported in The Wall Street Journal. Twenty percent of the options granted under the Directors' Plan become exercisable on the first anniversary of the date such options are granted, and twenty percent become exercisable on each successive anniversary date thereafter until all such options are exercisable, provided that options become exercisable only if the director is then still serving in such capacity, unless certain specified events occur such as the death, disability or retirement of a director, in which case the options shall immediately vest and become fully exercisable. All options granted under the Directors' Plan have a term of ten years. Options to purchase 12,500 shares of Common Stock at an exercise price of $48.35 per share were granted to Mr. Brenneman under the Directors' Plan in fiscal 2002.

     Any person who first becomes a non-employee director after August 13, 1997 is not eligible to receive a pension from the Company. A non-employee director (who was a director on August 13, 1997) who retires after 20 years of service in such capacity and having attained the age of 70 will receive a pension of $25,000 per year for the remainder of his or her life. If such non-employee director retires after having attained the age of 65 with 15 years of service, he or she will receive a pension of $12,500 per year.

     The mandatory retirement age for directors is 72, except as noted below. The Board of Directors may, upon the recommendation of the Nominating/Corporate Governance Committee made annually, waive the mandatory retirement age requirement for any director, except persons who first become directors after May 14, 2002. The

Board of Directors waived the mandatory retirement age requirement for Messrs. Krueger, Taub, Tisch and Weston based on their respective contributions to and involvement in the Board of Directors so that they may be nominated at the 2002 Annual Meeting to serve as directors for the upcoming year. Notwithstanding the foregoing annual waiver procedure, the oldest member of the Board of Directors shall automatically retire at the Company's 2003 annual meeting of stockholders. The next oldest member of the Board of Directors shall automatically retire at the Company's 2004 annual meeting of stockholders. This "then oldest director" automatic retirement process shall continue until there are no directors over the age of 72. Thereafter, all directors will automatically retire from the Board of Directors at the Company's annual meeting of stockholders following the date he or she turns 72. This "then oldest director" automatic retirement procedure portion of the Board of Directors' retirement policy does not apply to Henry Taub, the Company's founder. Management directors who are no longer officers of the Company are required to resign from the Board of Directors. However, the Company's Chief Executive Officer may, provided the Board of Directors approves, continue to serve as a director for a transition period of up to one year after the date he or she ceases to be the Company's Chief Executive Officer.

     The Company has adopted a procedure by which the presiding director at executive sessions of the Board of Directors shall change each meeting and shall revolve, consecutively, among the chairpersons of the Audit, Compensation and Nominating/Corporate Governance Committees.

Security Ownership of Certain Beneficial Owners and Managers

     The following table contains information as of August 31, 2002 with respect to the beneficial ownership of Common Stock by (i) each director and nominee for director of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company as a group (including the named individuals). Unless otherwise noted in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned. To the knowledge of the management of the Company, no person beneficially owned as of August 31, 2002 more than 5% of the outstanding shares of the Company's Common Stock.


                                                                     Shares of Common Stock
Name                                                                 Beneficially Owned (1)      Percent
------                                                               ----------------------      -------

Gregory D. Brenneman..............................................              2,500                *
Gary C. Butler....................................................            713,649                *
Joseph A. Califano, Jr. (2).......................................             26,600                *
Leon G. Cooperman (3).............................................             65,483                *
Richard J. Daly...................................................            376,335                *
Russell P. Fradin.................................................            425,150                *
Eugene A. Hall....................................................            207,457                *
George H. Heilmeier...............................................             23,400                *
John Hogan........................................................            319,138                *
Ann Dibble Jordan.................................................             32,400                *
Harvey M. Krueger (4).............................................            100,258                *
Frederic V. Malek (5).............................................             31,000                *
S. Michael Martone ...............................................            121,993                *
Henry Taub (6)....................................................          6,355,147                1.05%
Laurence A. Tisch.................................................              2,500                *
Arthur F. Weinbach (7)............................................          1,352,401                *
Josh S. Weston....................................................            636,441                *
Directors and Executive Officers as a group (26 persons,
     including those Directors and Officers named above) (8)......         11,436,320                1.89%

-----------------------
*     Indicates less than one percent.

(1) Includes shares that may be acquired upon the exercise of options granted by the Company that are exercisable on or prior to October 30, 2002. The shares beneficially owned include (i) the following shares subject to such options granted to the Directors and Executive Officers indicated: 2,500 (Mr. Brenneman), 356,000 (Mr. Butler), 23,000 (Mr. Califano), 10,000 (Mr.
      Cooperman), 288,125 (Mr. Daly), 276,500 (Mr. Fradin), 165,825 (Mr. Hall),
      23,000 (Dr. Heilmeier), 277,325 (Mr. Hogan), 32,000 (Ms. Jordan), 23,000
      (Mr. Krueger), 23,000 (Mr. Malek), 59,375 (Mr. Martone) and 812,125
      (Mr. Weinbach) and (ii) 2,842,083 shares subject to such options granted to the Directors and Executive Officers as a group.

(2) Excludes an aggregate of 2,800 shares of Common Stock of the Company that are owned outright by members of Mr. Califano's immediate family or by charitable trusts of which members of Mr. Califano's immediate family were potential beneficiaries. Mr. Califano disclaims beneficial ownership of such shares.

(3) Includes 30,483 shares, representing the gain resulting from the exercise of an option to purchase 40,000 shares of Common Stock on October 15, 2001. Mr. Cooperman has elected to defer receipt of the shares representing such gain.

(4) Includes 35,258 shares, representing the gain resulting from the exercise of an option to purchase 40,000 shares of Common Stock on November 1, 1999. Mr. Krueger has elected to defer receipt of the shares representing such gain.

(5) Excludes an aggregate of 3,200 shares of Common Stock of the Company that are owned outright by members of Mr. Malek's immediate family or by charitable trusts of which members of Mr. Malek's immediate family were potential beneficiaries. Mr. Malek disclaims beneficial ownership of such shares.

(6) Excludes an aggregate of 299,358 shares of Common Stock of the Company that are owned outright by members of Mr. Taub's immediate family or by charitable trusts of which members of Mr. Taub's immediate family were potential beneficiaries. Mr. Taub disclaims beneficial ownership of such shares.

(7) Includes 78,616 shares, representing (i) a gain of 42,877 shares resulting from the exercise of an option to purchase 50,000 shares of Common Stock on August 19, 1999 and (ii) a gain of 35,739 shares resulting from the exercise of an option to purchase 40,000 shares of Common Stock on October 6, 2000. In each case, Mr. Weinbach has elected to defer receipt of the shares representing such gain.

(8) Excludes an aggregate of 3,388 shares of Common Stock of the Company owned by members of the immediate families of non-director officers of the Company. The non-director officers of the Company disclaim beneficial ownership of such shares.

COMPENSATION OF EXECUTIVE OFFICERS

     The following sections of this Proxy Statement cover the components of the total compensation of the Company's Chief Executive Officer and the six other most highly compensated executive officers of the Company. These sections include: (i) a series of tables covering annual and long-term compensation; (ii) a pension plan table summarizing the annual benefits payable under the Company's defined benefit retirement plans; and (iii) a report by the Compensation Committee of the Board of Directors describing the Company's compensation policies for fiscal 2002 for its executive officers and the rationale upon which its Chief Executive Officer's compensation for fiscal 2002 was based. Also included is a performance graph comparing the Company's total stockholder return to the S&P 500 and a Peer Group Index over a five year period.

Summary Compensation Table

     The following table summarizes the compensation of the Company's Chief Executive Officer and the six other most highly compensated executive officers for services in all capacities to the Company for the three years ended June 30, 2002.

                                                     Annual
                                                Compensation (1)          Long-Term Compensation
                                           --------------------------  ----------------------------
                                                                                        Number of
                                                                                       Securities
                                      Year                               Restricted    Underlying
Name and                             Ended                                 Stock        Options     All other
Principal Position                 June 30,    Salary       Bonus          Awards       Granted   Compensation
------------------                 --------    ------       ------         ------       --------  ------------

                                                                             (2)           (3)         (4)


Arthur F. Weinbach                  2002     $735,000      $173,500       $1,452,776     182,125     $6,833
    Chairman and Chief              2001     $721,250      $450,000       $       --     170,000     $7,089
    Executive Officer               2000     $687,500      $560,000       $2,002,020     160,000     $5,840

Gary C. Butler                      2002     $620,000      $108,500       $       --     108,000     $6,289
    President and Chief             2001     $607,500      $299,000       $2,424,105     100,000     $6,443
    Operating Officer               2000     $578,750      $400,000       $       --     160,000     $5,793

Russell P. Fradin                   2002     $493,750      $112,600       $       --      46,500     $5,149
    Group President                 2001     $483,750      $214,500       $2,353,500      40,000     $5,242
                                    2000     $458,750      $284,500       $       --      40,000     $4,504

Eugene A. Hall                      2002     $363,600      $118,271       $       --      29,325     $5,019
    Senior Vice President           2001     $355,000      $240,021       $       --      50,000     $5,066
                                    2000     $336,250      $210,000       $       --      50,000     $3,441

S. Michael Martone                  2002     $362,308      $117,058       $       --      29,375     $6,073
    Group President                 2001     $354,615      $153,000       $1,063,620      25,000     $   --
                                    2000     $338,958      $151,500       $       --      25,000     $   --

Richard J. Daly                     2002     $392,308       $72,023       $1,286,064      29,125     $6,148
    Group President                 2001     $383,269      $147,700       $       --      25,000     $6,240
                                    2000     $359,615      $211,800       $1,120,560      31,000     $5,302

John Hogan                          2002     $392,308       $64,750       $1,286,064      29,125     $6,105
    Group President                 2001     $383,269      $148,500       $       --      25,000     $6,165
                                    2000     $359,615      $209,100       $1,120,560      31,000    $13,640

---------------------

(1) None of the named executive officers received any perquisites or other personal benefits of an amount, or any other annual compensation of a type, required to be reported by the SEC pursuant to applicable rules and regulations.

(2) The dollar values shown in the Restricted Stock Awards column are based on the closing market price of the Common Stock on the date the restricted shares were granted. Restricted shares may not be transferred or pledged, but such Company-imposed restrictions lapse with the passage of time (generally over periods of up to five years) and continued employment with the Company.

      As of June 30, 2002, the aggregate number of shares of restricted stock held by a named executive officer and the aggregate fair market value of such shares (calculated by multiplying the aggregate number of shares held by such named executive officer by the difference between $43.55, the closing price of the Common Stock on June 30, 2002, and $.10, the consideration paid per share of restricted stock) was: Mr. Weinbach, 48,800 shares ($2,120,360); Mr. Butler, 41,200 shares ($1,790,140); Mr.
      Fradin, 40,000 shares ($1,738,000); Mr. Hall, 30,000 shares ($1,303,500);
      Mr. Martone, 18,000 shares ($782,100); Mr. Daly, 32,400 shares ($1,407,780); and Mr. Hogan, 32,400 shares ($1,407,780).

      The restricted stock awards to the named executive officers reported in the table that vest, in whole or in part, in under four years from the date of grant, together with their vesting schedule, are as follows:

      (i) Mr. Weinbach received a grant of 24,400 shares of restricted stock in fiscal 2002, 24,400 of which will vest in fiscal 2004. In addition, Mr. Weinbach received a grant of 48,800 shares of restricted stock in fiscal 2000, 24,400 of which vested in fiscal 2002 and 24,400 of which will vest in fiscal 2003.

      (ii) Mr. Butler received a grant of 41,200 shares of restricted stock in fiscal 2001, 20,600 of which will vest in each of fiscal 2003 and 2004.

      (iii) Mr. Fradin received a grant of 40,000 shares of restricted stock in fiscal 2001, 20,000 of which will vest in each of fiscal 2003 and 2004.

      (iv) Mr. Hall received a grant of 60,000 shares of restricted stock in fiscal 1999, 10,000 of which vested in each of fiscal 2000, 2001 and 2002, and 10,000 of which will vest in each of fiscal 2003, 2004 and 2005.

      (v) Mr. Martone received a grant of 18,000 shares of restricted stock in fiscal 2001, 9,000 of which will vest in each of fiscal 2003 and 2004.

      (vi) Mr. Daly received a grant of 21,600 shares of restricted stock in fiscal 2002, 10,800 of which will vest in each of fiscal 2004 and 2005. In addition, Mr. Daly received a grant of 22,400 shares of restricted stock in fiscal 2000, of which 800 vested in fiscal 2001, 10,800 vested in fiscal 2002 and 10,800 will vest in 2003.

      (vii) Mr. Hogan received a grant of 21,600 shares of restricted stock in fiscal 2002, 10,800 of which will vest in each of fiscal 2004 and 2005. In addition, Mr. Hogan received a grant of 22,400 shares of restricted stock in fiscal 2000, of which 800 vested in fiscal 2001, 10,800 vested in fiscal 2002 and 10,800 will vest in 2003.

      Dividends are paid on restricted stock at the same rate as other outstanding shares of the Company's Common Stock. In the event of a termination of their employment following a change in control of the Company, the unvested portion of the restricted stock of Messrs. Weinbach and Butler will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Employment Agreements." In the event of a termination of their employment following a change in control of the Company, the unvested portion of the restricted stock of Messrs. Fradin, Hall, Martone, Daly and Hogan will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Change in Control Severance Plan for Corporate Officers."

(3)   The Company does not award Stock Appreciation Rights (SARs).

(4) For the year ended June 30, 2002, all other compensation consists of the sum of: (i) Company matching contributions to the Company's Retirement and Savings Plan (401(k)) in the following amounts: Mr. Weinbach, $5,916,
      Mr. Butler, $5,916, Mr. Fradin, $4,896, Mr. Hall, $4,896, Mr. Martone, $5,916, Mr. Daly, $5,916, and Mr. Hogan, $5,916; and (ii) compensatory split-dollar insurance premiums (with a statistically calculated economic benefit to the executive determined by Phoenix Home Life Insurance Company for W-2 income purposes) in the following amounts: Mr. Weinbach, $917, Mr. Butler, $373, Mr. Fradin, $253, Mr. Hall, $123, Mr. Martone, $157, Mr. Daly, $232, and Mr. Hogan, $189.

Stock Option Plans

     The Company has in effect a 1990 Key Employees' Stock Option Plan (the "1990 Plan") and a 2000 Key Employees' Stock Option Plan (the "2000 Plan"). The 1990 Plan and the 2000 Plan collectively are referred to as the "Option Plans." Officers and key employees are eligible to participate in the Option Plans, which permit the issuance, in addition to non-qualified options, of "incentive stock options" ("ISOs") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has ceased granting options under the 1990 Plan, but outstanding options under the 1990 Plan remain valid. In the event of a termination of their employment following a change in control of the Company, the unvested portion of the stock options of Messrs. Weinbach and Butler will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Employment Agreements." In the event of a termination of their employment following a change in control of the Company, the unvested portion of the stock options of Messrs. Fradin, Hall, Martone, Daly and Hogan will be subject to accelerated vesting as further described in this Proxy Statement under the heading "Change in Control Severance Plan for Corporate Officers."

     The Option Plans are administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine the employees to whom options will be granted and, subject to the Option Plans, the terms and amount of options granted.

     ISOs and non-qualified options expire no more than ten years from their date of grant, with an exercise price no less than 100% of the fair market value on the date of grant. The Board of Directors has resolved that once granted no ISO or non-qualified option may be repriced.

     An optionee has no rights as a stockholder with respect to any shares covered by his or her options until the date of issuance of a stock certificate to him or her for such shares. During the life of the optionee, the option is exercisable only by him or her. No option is exercisable more than 60 days after termination of employment, or (if termination is due to the death of an optionee) more than six months after the appointment and qualification of an executor or administrator of the deceased optionee's estate or 12 months after the death of the optionee, whichever occurs earlier.

     The following table sets forth certain information concerning stock option grants to the named executive officers during the fiscal year ended June 30, 2002.


                                                           Option Grants in Last Fiscal Year
                                              ---------------------------------------------------------------
                                                 Number of   Percent of Total
                                                Securities       Options
                                                Underlying       Granted
                                                  Options     to Employees    Exercise               Grant Date
                                                  Granted    in Fiscal Year     Price    Expiration    Value
Name                                              (#) (1)          (%)        ($/Share)     Date       ($) (2)
-----------                                     -----------  ---------------  ---------  ----------  ----------
Arthur F. Weinbach............................     170,000        1.57%      $48.3600    08/13/11    $2,441,626
                                                    12,125        0.11%      $43.5000    09/21/11      $168,065

Gary C. Butler................................     100,000        0.92%      $48.3600    08/13/11    $1,489,128
                                                     8,000        0.07%      $43.5000    09/21/11      $110,888

Russell P. Fradin.............................      40,000        0.37%      $49.3400    10/22/11      $562,029
                                                     6,500        0.06%      $43.5000    09/21/11       $90,097

Eugene A. Hall................................      25,000        0.23%      $49.3400    10/22/11      $350,713
                                                     4,325        0.04%      $43.5000    09/21/11       $59,949

S. Michael Martone............................      25,000        0.23%      $53.0800    05/14/12      $420,267
                                                     4,375        0.04%      $43.5000    09/21/11       $60,642

Richard J. Daly...............................      25,000        0.23%      $49.3400    10/22/11      $342,220
                                                     4,125        0.04%      $43.5000    09/21/11       $57,177

John Hogan....................................      25,000        0.23%      $49.3400    10/22/11      $342,220
                                                     4,125        0.04%      $43.5000    09/21/11       $57,177

-----------------------

(1) 453,575 options were granted pursuant to the 2000 Plan. The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options were granted for terms of ten years, and vest during periods of up to six years subsequent to the date of grant.

(2) The grant date values were calculated on the basis of the Black-Scholes option pricing model. Options were assumed to be exercised 6.3 years after the date of grant, based on historical experience. A risk-free interest rate of 4.86%, stock price volatility of 26.70% and a dividend yield of 0.73% was used in the calculation of the option grants to Messrs. Weinbach and Butler expiring on August 13, 2011. A risk-free interest rate of 4.29%, stock price volatility of 26.34% and a dividend yield of 0.72% was used in the calculation for the option grants to Messrs. Fradin, Hall, Daly and Hogan expiring on October 22, 2011. A risk-free interest rate of 5.16%, stock price volatility of 27.87% and a dividend yield of 0.74% was used in the calculation for the option grant to Mr. Martone expiring on May 14, 2012. A risk-free interest rate of 4.41%, stock price volatility of 25.93% and a dividend yield of 0.72% was used in the calculation of the option grants to Messrs. Weinbach, Butler, Fradin, Hall, Martone, Daly and Hogan expiring on September 21, 2011. A discount factor of 3% was applied to the calculated value to reflect the risk of forfeiture during the option term. The actual value of the options will depend on the market value of the Company's Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Company's Common Stock, which would benefit all stockholders commensurately.

                             Aggregated Option Exercises
                        For Fiscal Year Ended June 30, 2002
                       And Option Values As Of June 30, 2002

     The following table sets forth certain information concerning option exercises during the last fiscal year by the named executive officers and unexercised options held by such officers at the end of the last fiscal year.


                                                                 Number of Securities         Value of Unexercised
                                                                Underlying Unexercised        In-the-Money Options
                                Shares Acquired                    Options at 6/30/02               at 6/30/02
                                  On Exercise   Value Realized            (#)                         ($)
                                      (#)           ($)         -------------------------     ---------------------------
Name                                                            Exercisable Unexercisable     Exercisable   Unexercisable
-----------
                                --------------- --------------  ----------- -------------     -----------   -------------

Arthur F. Weinbach............      40,000      $1,769,077        640,000      812,125        $16,644,000    $4,910,000
Gary C. Butler................           0              $0        288,000      348,000         $4,551,400      $146,800
Russell P. Fradin.............           0              $0        270,000      186,500         $5,284,500    $1,126,500
Eugene A. Hall................           0              $0        114,900      194,425           $864,000      $863,750
S. Michael Martone............     140,000      $5,186,071         55,000      122,375           $460,000      $407,778
Richard J. Daly...............      30,000      $1,294,650        264,000      171,125         $6,055,200      $896,100
John Hogan....................      67,000      $2,867,190        253,200      171,125         $6,102,500      $779,100


Defined Benefit Plans

     The following table shows the estimated annual retirement benefits payable under the Company's retirement program, consisting of the Retirement Capital Accumulation Plan (the "Pension Plan") and the Supplemental Officers' Retirement Plan (the "Supplemental Retirement Plan"), to persons in specified average compensation and credited service classifications, assuming retirement at age 65.


                    Final
               5-Year Average                    Years of Credited Service at Retirement
                                 ----------------------------------------------------------------------
                Compensation         10             15             20            25             30
               ---------------   -----------   ------------   ------------   -----------    -----------
                $  400,000        $  69,000       $108,000      $132,000       $152,000       $181,000
                   500,000           84,000        131,000       157,000        177,000        206,000
                   600,000           99,000        153,000       182,000        202,000        231,000
                   700,000          114,000        176,000       207,000        227,000        256,000
                   800,000          129,000        198,000       230,000        252,000        281,000
                   900,000          144,000        221,000       257,000        277,000        306,000
                 1,000,000          159,000        243,000       282,000        302,000        331,000


     Compensation covered by the Pension Plan is limited to January 1 base salary up to the current compensation limit in effect for the plan year. Compensation covered under the Supplemental Retirement Plan includes cash compensation (paid or deferred) and compensation from restricted stock vesting during the year.

Benefits under the Supplemental Retirement Plan are subject to reduction for social security, Pension Plan and 401(k) benefits.

     Messrs. Weinbach, Butler, Fradin, Hall, Martone, Daly and Hogan have 21, 26, 4, 2, 14, 12 and 8 years of credited service, respectively, under the Pension Plan and 13, 13, 5, 3, 7, 8 and 7 years of credited service, respectively, under the Supplemental Retirement Plan. In addition, unless his employment is terminated for cause, Mr. Weinbach will receive the maximum benefits available under the Supplemental Retirement Plan, and his benefit will not be reduced for commencement prior to age 65 as long as the Compensation Committee deems his retirement prior to age 65 is in the Company's best interest. The figures shown on the table above are for a straight-life annuity commencing at age 65. Reduced benefits are available at earlier ages and in other forms of benefits.

Change in Control Severance Plan for Corporate Officers

     To aid the Company in retaining its officers, the Company has in effect the Automatic Data Processing, Inc. Change in Control Severance Plan for Corporate Officers (the "CIC Plan"), which provides for the payment of specified benefits to officers selected by the Board if their employment terminates after a "change in control" (as defined below) of the Company. All corporate officers of the Company ("Participants") participate in the CIC Plan. As of August 31, 2002, there were 28 Participants in the CIC Plan.

     The CIC Plan provides that Participants who are terminated by the Company without "cause" (as defined in the CIC Plan) or by the Participant for "good reason" (as defined in the CIC Plan) (a "Qualifying Termination") during the two-year period following the occurrence of a change in control will receive a payment equal to 150% of such Participant's "current total annual compensation." Participants who have a Qualifying Termination during the third year following the occurrence of a change in control will receive a payment equal to 100% of such Participant's current total annual compensation. A Participant's "current total annual compensation" equals his or her highest rate of annual salary during the calendar year in which his or her employment terminates or the year immediately prior to the year of such termination plus his or her average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his or her employment terminates.

     In addition to the payments described in the preceding paragraph, options to purchase Company stock held by Participants who have a Qualifying Termination during the two-year period following the occurrence of a change in control will become fully vested and exercisable. Options to purchase Company stock held by Participants who have a Qualifying Termination during the third year following the occurrence of a change in control will become fully vested and exercisable to the extent that such options would have otherwise vested within one year after the Qualifying Termination.

     Likewise, restricted shares of Company stock ("Restricted Shares") held by Participants who have a Qualifying Termination during the two-year period following the occurrence of a change in control will become fully vested as to those Restricted Shares for which vesting restrictions would otherwise have lapsed within two years after the Qualifying Termination. Restricted Shares held by Participants who have a Qualifying Termination during the third year following the occurrence of a change in control will become fully vested to the extent that vesting restrictions would have lapsed within one year after the Qualifying Termination.

     Generally, the CIC Plan supersedes any other change in control severance plans, policies and practices of the Company with respect to the Participants. Messrs. Weinbach and Butler are entitled to receive the greater of the benefits and payments and more favorable conditions provided under their employment agreements and the CIC Plan on an item-by-item basis.

     A "change in control" as defined in the CIC Plan will have occurred if (i) any "Person" (as defined in Section 3(a)(9) of the Exchange Act), excluding the Company, any subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in its capacity as trustee), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the total combined voting power of the Company's then outstanding securities; (ii) there occurs a merger, consolidation or other business combination of the Company (a "Transaction"), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; or (iii) there occurs the sale of all or substantially all of the Company's assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction. If instructed by a Participant, the Company will reduce payments under the CIC Plan to avoid the application of excise taxes pursuant to section 4999 of the Code.

Employment Agreements

     Arthur F. Weinbach entered into an employment agreement with the Company as of August 13, 2001. The agreement provides for successive one-year terms unless terminated by the Company or Mr. Weinbach at least six months prior to the end of the applicable one-year term. Mr. Weinbach's annual base salary is to be no less than $750,000, and his annual target bonus is to be no less than $485,000. The actual bonus paid to Mr. Weinbach is based upon his accomplishment of pre-established performance goals that include business growth and increased profitability. The agreement provides that Mr. Weinbach is to be granted performance-based restricted stock awards for a number of shares so that restrictions may lapse in each fiscal year of the Company on shares with a market value on the date of the award of at least $1,000,000. The agreement also provides that Mr. Weinbach will at all times own sufficient shares of restricted stock such that restrictions may lapse during each of the following two fiscal years on a number of shares having a market value on the date of their award of at least $1,000,000. The agreement further provides that Mr. Weinbach is to be granted, on an annual basis, a minimum of 170,000 options to purchase shares of Common Stock and that all options to purchase Common Stock not yet vested at the time of Mr. Weinbach's retirement would fully vest upon his retirement. If the Company terminates Mr. Weinbach's employment without cause, then he is entitled to receive his base salary for 18 months and continue to vest in his restricted stock awards and stock options. If Mr. Weinbach's employment is terminated following a "change in control" (as defined below) of the Company, he will receive a termination payment equal to a percentage, ranging from 300% if such termination occurs within two years after such change in control to 100% if it occurs after the third year, of his annual base salary and his "current total annual compensation" (as defined below). In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed.

     The definition of a "change in control" in Mr. Weinbach's employment agreement is the same as the definition of a "change in control" under the CIC Plan except for the percentage in clause (i) of such CIC Plan definition which is 25% under Mr. Weinbach's employment agreement.

     Mr. Weinbach's "current total annual compensation" equals his highest rate of annual salary during the calendar year in which his employment terminates or the year immediately prior to the year of such termination plus his average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his employment terminates. Mr. Weinbach's employment agreement provides that in the event any payment from the Company to him results in the imposition of an excise tax under section 4999 of the Code, he will receive an additional payment such that after the payment of all such excise taxes and any taxes on the additional payments he will be in the same after-tax position as if no excise tax had been imposed.

     Mr. Butler entered into an agreement with the Company that provides that if his employment is terminated following a "change in control" (as defined below) of the Company, he will receive a termination payment equal to a percentage, ranging from 200% if such termination occurs within two years of such change in control to 100% if it occurs after the third year, of his annual base salary and his average annual bonus for the prior two years. In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed.

     The definition of a "change in control" in Mr. Butler's employment agreement, as modified by the CIC Plan, is the same as the definition of a "change in control" under Mr. Weinbach's employment agreement noted above.

     Mr. Butler's employment agreement provides that in the event any payment from the Company to him results in the imposition of an excise tax under section 4999 of the Code, he will receive an additional payment such that after the payment of all such excise taxes and any taxes on the additional payments he will be in the same after-tax position as if no excise tax had been imposed.

Certain Transactions

     Harvey M. Krueger, a director of the Company, is Vice Chairman of Lehman Brothers, which provided various investment banking and brokerage services to the Company in the past fiscal year.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee of the Board of Directors is comprised of four independent directors: Messrs. Brenneman, Heilmeier, Malek and Tisch.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") acts under a written charter adopted by the Board of Directors, which may be viewed online on the Company's website at www.adp.com. The Committee is responsible for setting, on behalf of the Board of Directors, the base salaries and the total compensation levels of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Senior Vice President and the Group Presidents of the Employer Services, Brokerage Services and Dealer Services businesses, as well as a structure for other key executives of the Company. The Committee grants all stock options and reviews all recommendations for grants of restricted stock to these and other key executives.

Compensation Policies

     The Company's executive compensation policies for fiscal 2002, which were reviewed by the Committee, were designed to emphasize both competitive and variable compensation, with direct links to business objectives and exceptional performance.

     The primary components of the compensation package for key executives for fiscal 2002 were base salary, bonus, restricted stock and stock options. The Company and the Committee have always believed that stock ownership in the form of restricted stock and longer-term stock option vesting is vital in linking management to stockholder interests. The Company sets its total annual compensation target (as described below) at the median of market range levels of comparable sized companies in the S&P 500. The Company's executives may derive more economic benefit from stock option price appreciation, as a percentage of total compensation, than from base salary and bonus combined. The Committee generally intends to cause all eligible compensation to be exempt from the limitations of section 162(m) of the Code, but reserves the right to make non-exempt awards where appropriate.

Annual Compensation

     Total annual compensation consists of base salary, cash bonus and yearly vesting of restricted stock. The base salaries for executives for fiscal 2002 were determined based upon the job grade of the position, the salary range of the job grade and the performance of the executive.

     Key executives earned cash bonuses in fiscal 2002 based upon individual annual accomplishments versus individual pre-established goals.

Long-Term Compensation

     Long-term compensation is comprised of restricted stock and the expected value of stock options. The Company has from time to time sold shares of restricted stock to executive officers and other key employees, at par value, in recognition of their individual levels of relative responsibility and prospective contributions to the business. Company-imposed restrictions on transfer or pledge of the restricted stock generally lapse over a period of up to five years, and are subject to continued employment. The restricted stock plan is designed to encourage stock ownership, longevity and long-term performance.

     Stock options are granted to executive officers and other key employees in amounts based upon their job grade and individual performance. Stock options are granted at fair market value as of the date of grant, and have a term of up to ten years. Stock options provide incentive for the creation of stockholder value over the long-term, and also significantly aid in executive recruiting and retention.

     Restricted stock and stock option grants were made to individual key executives during fiscal 2002 on a basis consistent with the above guidelines.

Benefits

     The Company provided certain supplemental benefits to key executives during fiscal 2002 to ensure that it could compete effectively for executive talent. These supplemental benefits included additional Company-paid life insurance and certain additional retirement benefits described in the "Defined Benefit Plans" section of this Proxy Statement.

CEO Compensation

     The Committee meets annually to evaluate the performance of the Chief Executive Officer and to determine his compensation.

     Mr. Weinbach received a base salary of $735,000 and a bonus of $173,500 during fiscal 2002. Mr. Weinbach's compensation is based on the satisfaction of specific performance objectives and the terms of his employment agreement. Mr. Weinbach's compensation is below the median base salary and bonus compensation of chief executive officers at companies in the S&P 500 with annual revenues between $3 and $12 billion, as surveyed by the Company.

     The incentives provided to the Chief Executive Officer are provided in the form of restricted stock and stock options. This ensures that the Chief Executive Officer and the Company's stockholders have a commonality of purpose in enhancing stockholder value.

                                              Compensation Committee
                                              of the Board of Directors


                                              Frederic V. Malek, Chairman
                                              Gregory D. Brenneman
                                              George H. Heilmeier
                                              Laurence A. Tisch

                            PERFORMANCE GRAPH

     The following graph compares the cumulative return on the Common Stock of the Company for the most recent five years with the cumulative total return on the S&P 500 Index and a Peer Group Index* comprised of direct competitors of the Company over the same period, assuming an initial investment of $100 on June 30, 1997, with all dividends reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                 AUTOMATIC DATA PROCESSING, INC.            S&P 500 INDEX                   PEER GROUP


June-1997        100.00                                     100.00                          100.00
June-1998        156.33                                     130.09                          111.00
June-1999        189.97                                     159.65                          151.97
June-2000        232.83                                     171.18                          160.62
June-2001        217.53                                     145.86                          221.37
June-2002        192.28                                     119.69                          216.79


----------------
* The Peer Group Index is comprised of the following companies:

     Ceridian Corp.                                  First Data Corporation
     Computer Sciences Corporation                   Fiserv, Inc.
     Concord EFS, Inc.                               Paychex, Inc.
     DST Systems, Inc.                               SunGard Data Systems Inc.
     Electronic Data Systems Corporation             Total System Services, Inc.

                          AUDIT COMMITTEE REPORT


     The Audit Committee (the "Committee") is comprised of the three independent members of the Board of Directors named below. Each member of the Audit Committee satisfies the independence requirements of the NYSE Rules currently in effect. The Committee has revised its written charter, which has been approved by the Board of Directors and which is set forth in Appendix B of this Proxy Statement.

     The Committee oversees the financial management, independent auditors and financial reporting procedures of the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the preparation of the financial statements. In performing its review, the Committee discussed the propriety of the application of accounting principles by the Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Committee also reviewed and discussed the Company's audited financial statements with Deloitte & Touche LLP, the Company's independent auditors for fiscal 2002, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles.

     The Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. Deloitte & Touche LLP has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Deloitte & Touche LLP the firm's independence, including the matters in those written disclosures. The Committee also considered whether Deloitte & Touche LLP's provision of non-audit services, including financial information systems design and implementation services, to the Company and its affiliates and the fees and costs billed and expected to be billed by Deloitte & Touche LLP for those services, is compatible with Deloitte & Touche LLP's independence. The Committee has discussed with the Company's internal and independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.

     In addition, the Committee discussed with management, and took into consideration when issuing this report, the Auditor Independence Policy adopted by the Company in May 2002 and subsequently revised in August 2002, which prohibits the Company or any of its affiliates from entering into most non-audit related consulting arrangements with its independent auditors on a going-forward basis. The Auditor Independence Policy is discussed in further detail below under "Independent Auditors Fees."

     Based on the considerations referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2002 and that Deloitte & Touche LLP be appointed independent auditors for the Company for fiscal 2003.

                                                    Audit Committee
                                                    of the Board of Directors


                                                    Leon G. Cooperman, Chairman
                                                    Joseph A. Califano, Jr.
                                                    Ann Dibble Jordan

                         INDEPENDENT AUDITORS FEES

     In addition to retaining Deloitte & Touche LLP to audit the consolidated financial statements for fiscal 2002, Deloitte & Touche LLP, as well as other accounting and consulting firms, were retained to provide various consulting services in fiscal 2002. The aggregate fees billed for professional services by Deloitte & Touche LLP in fiscal 2002 for these various services were:

     Audit Fees: $2.2 million for services rendered for the annual audit of the Company's consolidated financial statements for fiscal 2002 and the quarterly reviews of the financial statements included in the Company's Forms 10-Q;

     Financial Information Systems Design and Implementation Fees: $1.1 million for services rendered in connection with the design or implementation of hardware or software systems that aggregate source data underlying the financial statements or generate information that is significant to the financial statements taken as a whole; and

     All Other Fees: $3.9 million for all other services consisting primarily of tax services ($.8 million), non-financial statement audit-related services
($2.8 million), and other consulting and assistance not associated with the audit of the financial statements ($.3 million).

     While the Audit Committee believes that the non-audit services provided by Deloitte & Touche LLP during fiscal 2002 are compatible with maintaining its independence, in May 2002, the Audit Committee recommended to the Board of Directors, and the Board of Directors adopted, a policy, i.e., the Auditor Independence Policy, which prohibits most non-audit related arrangements with the Company's independent auditors. The Auditor Independence Policy was further revised in August 2002 to reflect additional non-audit related services that are prohibited. The policy prohibits the Company's independent auditors from providing: (i) bookkeeping or other services related to the accounting records or financial statements of the Company; (ii) financial information systems design and implementation services; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and
(ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

     The independent auditors will continue to provide audit and audit-related services to the Company that have been appropriately pre-approved by the Audit Committee. The independent auditors may only perform non-prohibited non-audit related services that have been specifically approved in advance by the Audit Committee, regardless of the dollar value of the services to be provided. In addition, before the Audit Committee will even consider granting its approval, the Company's management must have determined that such specific non-prohibited non-audit related services can be best performed by the independent auditors based on its in-depth knowledge of the Company's business, processes and policies. The Audit Committee will, as part of its approval process, consider the potential impact of any proposed work on the auditors' independence.

                                 PROPOSAL 2
                          APPOINTMENT OF AUDITORS

     At the Annual Meeting of Stockholders, the stockholders will vote on the ratification of the appointment of Deloitte & Touche LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year begun July 1, 2002. Deloitte & Touche LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he or she desires. He or she will be available to answer appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                                OTHER MATTERS

     So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During the fiscal year ended June 30, 2002, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and beneficial owners have been complied with, except that there was an inadvertent omission to report: (i) a grant of options in October 2000 in a Form 4 (Statement of Changes in Beneficial Ownership of Securities) filed on behalf of each of Messrs. Fradin, Daly, Hogan and Colotti, each an executive officer, which was subsequently reported on behalf of each of Messrs. Fradin, Daly and Colotti in a Form 5 (Annual Statement of Beneficial Ownership of Securities) filed in June 2002 and on behalf of Mr. Hogan in a Form 4 filed in May 2002, (ii) a grant of restricted stock in September 2000 in a Form 4 filed on behalf of Mr. Barfitt, an executive officer, which was subsequently reported in a Form 4 filed on behalf of Mr. Barfitt in May 2002, (iii) the sale of common stock of the Company in September 2001 in a Form 4 filed on behalf of Mr. Hall, an executive officer, which was subsequently reported in a Form 4 filed on behalf of Mr. Hall in October 2001, (iv) the sale of common stock of the Company in November 2001 in a Form 4 filed on behalf of Mr. Durity, an executive officer, which was subsequently reported in a Form 4 filed on behalf of Mr. Durity in December 2001, (v) the sale of common stock of the Company in November 2001 in a Form 4 filed on behalf of Mr. Taub, a director, which was subsequently reported in a Form 4 filed on behalf of Mr. Taub in December 2001,
(vi) the sale of common stock of the Company in August 2001 in a Form 4 filed on behalf of Mr. Douville, an executive officer, which was subsequently reported in a Form 4 filed on behalf of Mr. Douville in February 2002, (vii) the sale of common stock of the Company in March 2002 in a Form 4 filed on behalf of Mr. Colotti, an executive officer, which was subsequently reported in a Form 4 filed on behalf of Mr. Colotti in April 2002, (viii) the exercise of stock options in June 2000 in a Form 4 filed on behalf of Mr. Colotti, an executive officer, which was subsequently reported in a Form 5 filed on behalf of Mr. Colotti in June 2002, and (ix) the purchase of common stock of the Company in fiscal 2002 in a Form 3 (Initial Statement of Beneficial Ownership of Securities) filed on behalf of Mr. Op de Beeck, an executive officer, which was subsequently reported in a Form 5 filed on behalf of Mr. Op de Beeck in June 2002.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2003 Annual Meeting must be received by the Company for inclusion in the 2003 Proxy Statement no later than May 26, 2003.

     For any stockholder proposal that is not submitted for inclusion in the 2003 Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2003 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on August 11, 2003 and advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on August 11, 2003.

                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended June 30, 2002, which is not a part of the proxy soliciting material, is being mailed to the Company's stockholders together with this Proxy Statement.

               ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

     This Proxy Statement and the Company's Annual Report may be viewed online at www.adp.com. Stockholders of record may elect to view future proxy statements and annual reports over the Internet rather than receiving paper copies in the mail and can thereby save the Company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. You can also choose electronic access by following the instructions that you will receive in connection with next year's annual meeting of stockholders. Stockholders who choose electronic access will receive an e-mail next year containing the Internet address to use to access the proxy statement and annual report. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

       IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

     In accordance with notices previously sent to stockholders, the Company is delivering one annual report and proxy statement in one envelope addressed to all stockholders who share a single address unless they have notified the Company that they wish to "opt out" of the program known as "householding." Householding is intended to reduce the Company's printing and postage costs.

     If you are a registered stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must "opt-out" by writing to ADP Investor Communication Services, Sharelink Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling (631) 254-7637 and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to be "householded" until we notify you otherwise.

     If you own the Company's Common Stock in nominee name (such as through a broker), information regarding householding of disclosure documents should have been forwarded to you by your broker.

                                                     For the Board of Directors


                                                     James B. Benson
                                                     Secretary

Roseland, New Jersey
September 23, 2002

                                                                     APPENDIX A

                     AUTOMATIC DATA PROCESSING, INC.

             CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE


A director who meets all of the following categorical standards shall be presumed to be "independent":

o During the past five years, the Company has not employed the director, and has not employed (except in a non-officer capacity) any of his or her immediate family members.

o During the past five years, the director has not been employed (or affiliated with) the Company's present or former auditors, nor has any of his or her immediate family members been so employed or affiliated (except in an non-officer capacity not involving the Company's business).

o During the past five years, neither the director, nor any of his or her immediate family members, has been part of an "interlocking directorate" in which an executive officer of the Company serves on the compensation (or equivalent) committee of another company that employs the director.

o The director does not (directly or indirectly as a partner, shareholder or officer of another company) provide consulting, legal or financial advisory services to the Company or the Company's present or former auditors.

o The director is not employed by (or affiliated with) a significant supplier or customer of the Company. For the purposes of this categorical standard, a supplier or customer shall be considered significant if its sales to, or purchases from, the Company represent more than (i) 1% of the sales of the customer or supplier or (ii) 1% of the Company's revenues.

o During the past five years, the director has not had a personal services contract with the Company, its chairman, chief executive officer or other executive officer, or any affiliate of the Company.

o The director is not an employee, officer or director of a foundation, university or other non-profit organization to which the Company gives directly, or indirectly through the provision of services, more than $100,000 per annum or 1% of the total annual donations received (whichever is less).

o The director does not, either directly or indirectly as a partner, shareholder or officer of another company, own more than 5% of the Company's common stock.

                                                                     APPENDIX B

                       AUTOMATIC DATA PROCESSING, INC.

                          AUDIT COMMITTEE CHARTER

I.   Purpose

     The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Company's auditing, accounting and financial reporting processes generally; (iii) the Company's financial statements and other financial information provided by the Company to its stockholders, the public and others; (iv) the Company's compliance with legal and regulatory requirements; and (v) the performance of the Company's Corporate Audit Department and independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels.

     Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Management and the independent auditors.

II.  Organization

     The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, The New York Stock Exchange and any other regulatory requirements.

     Committee members shall be elected by the Board at the annual organizational meeting of the Board of Directors on the recommendation of the Nominating/Corporate Governance Committee; members shall serve until their successors shall be duly elected and qualified. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

     The Committee may form and delegate authority to subcommittees when appropriate.


III. Meetings

     The Audit Committee shall meet four times per year on a quarterly basis, or more frequently as circumstances require. The Committee shall require members of Management, the Corporate Audit Department, the independent auditors and others to attend meetings and to provide pertinent information, as necessary. As part of its job to foster open communications, the Committee shall meet in separate executive sessions during each of its four regularly scheduled meetings with Management, the head of the Corporate Audit Department and the Company's independent auditors to discuss any matters that the Committee (or any of these groups) believes should be discussed privately.

IV.  Responsibilities and Duties

     In recognition of the fact that the Company's independent auditors are ultimately accountable to the Audit Committee, the Committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall consult with Management but shall not delegate these responsibilities.

     To fulfill its responsibilities and duties, the Audit Committee shall:

     With respect to the independent auditors:
     ----------------------------------------

     1. Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between Management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

     2. Have the sole authority to review in advance, and grant any appropriate pre-approvals of, (i) all auditing services to be provided by the independent auditors and (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and in connection therewith to approve all fees and other terms of engagement. The Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934 with respect to non-audit services.

     3. Review the performance of the Company's independent auditors on at least an annual basis.

     4. On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Company in order to evaluate the independent auditors' continued independence. The
         Committee: (i) shall ensure that the independent auditors submit to the Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and (iii) shall satisfy itself as to the independent auditors' independence.

     5. At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors' internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

     6. Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company's independent auditors has not performed audit services for the Company for each of the five previous fiscal years.

     7. Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

     8. Review, based upon the recommendation of the independent auditors and the Corporate Audit Department, the scope and plan of the work to be done by the independent auditors for each fiscal year.

     With respect to financial statements:
     ------------------------------------

     9. Review and discuss with Management, the Corporate Audit Department and the independent auditors the Company's quarterly financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the independent auditors' review of the quarterly financial statements) prior to submission to stockholders, any governmental body, any stock exchange or the public.

     10. Review and discuss: (i) with Management, the Corporate Audit Department and the independent auditors the Company's annual audited financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations").

     11. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

     12. Recommend to the Board of Directors, if appropriate, that the Company's annual audited financial statements be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

     13. Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

     Periodic and Annual Reviews:
     ---------------------------

     14. Periodically review separately with each of Management, the independent auditors and the Corporate Audit Department (i) any significant disagreement between Management and the independent auditors or the Corporate Audit Department in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) Management's response to each.

     15. Periodically discuss with the independent auditors, without Management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company's financial statements.

     16. Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent auditors, Management or the Corporate Audit Department. Review with the independent auditors, Management and the Corporate Audit Department, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

     17. Review with Management, the independent auditors, the Corporate
         Audit Department and the Company's counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

     18. Obtain and review an annual report from Management relating to the accounting principles used in preparation of the Company's financial statements (including those policies for which Management is required to exercise discretion or judgments regarding the implementation thereof).

         Discussions with Management:
         ---------------------------

     19. Review and discuss with Management the Company's earnings press releases (including the use of "pro forma" or "adjusted" non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

     20. Review and discuss with Management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current of future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

     21. Inquire about the application of the Company's accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company's provisions for future occurrences which may have a material impact on the financial statements of the Company.

     22. Review and discuss with Management (i) the Company's major financial risk exposures and the steps Management has taken to monitor and control such exposures (including Management's risk assessment and risk management policies), and (ii) the program that Management has established to monitor compliance with its code of business ethics and conduct for directors, officers and employees.

     23. Review and discuss with Management all disclosures made by the Company concerning any material changes in the financial condition or operations of the Company.

     24. Obtain explanations from Management for unusual variances in the Company's annual financial statements from year to year, and review annually the independent auditors' letter of the recommendations to Management and Management's response.

     With respect to the internal audit function and internal controls:
     -----------------------------------------------------------------

     25. Review, based upon the recommendation of the independent auditors and the head of the Corporate Audit Department, the scope and plan of the work to be done by the Corporate Audit Department.

     26. Review and approve the appointment and replacement of the head of the Corporate Audit Department, and review on an annual basis the performance of the Corporate Audit Department.

     27. In consultation with the independent auditors and the Corporate Audit Department, (a) review the adequacy of the Company's internal control structure and system, and the procedures designed to insure compliance with laws and regulations, and (b) discuss the responsibilities, budget and staffing needs of the Corporate Audit Department.

     28. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     Other:
     -----

     29. Review and approve all related-party transactions.

     30. Review and approve (i) any change or waiver in the Company's code of business conduct and ethics for directors or executive officers, and
         (ii) any disclosure made on Form 8-K regarding such change or waiver.

     31. Establish the policy for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

     32. Review any Management decision to seek a second opinion from independent auditors other than the Company's regular independent auditors with respect to any significant accounting issue.

     33. Review with Management and the independent auditors the sufficiency and quality of the Corporate Audit Department staff and other financial and accounting personnel of the Company.

     34. Review and reassess the adequacy of this Charter annually and recommend to the Board any changes the Committee deems appropriate.

     35. The Committee shall conduct an annual performance evaluation.

     36. Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

     37. This Charter will be made available on the Company's website at "www.adp.com."

V.   Resources

     The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

                                       September 23, 2002


Dear Stockholder:

     You are cordially invited to join us at the 2002 Annual Meeting of Stockholders of Automatic Data Processing, Inc. This year's meeting will be held at the corporate offices of the Company at One ADP Boulevard, Roseland, New Jersey, on Tuesday, November 12, 2002, starting at 10:00 a.m. I hope you will be able to attend. At the meeting we will (i) elect directors and (ii) vote on the appointment of Deloitte & Touche LLP as independent auditors.

     It is important that your shares be voted, whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. Alternatively, you may vote by phone or by the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendation of your directors.

     Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the meeting. This ticket will admit only the stockholder listed on the reverse side and is not transferable. If your shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement.

     As in the past years, we will discuss the business of the Company and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from stockholders. I am looking forward to seeing you at the meeting.


                                       Sincerely,


                                       /s/ Arthur F. Weinbach
                                       ----------------------
                                       Arthur F. Weinbach
                                       Chairman and Chief Executive Officer

--------------------------------------------------------------------------------

                                     [ADP logo]

                                       Proxy

             This proxy is solicited on behalf of the Board of Directors

Properly executed proxies received by the day before the cut-off date or the meeting date will be voted as marked and, if not marked, will be voted FOR the election of the nominees listed in the accompanying Proxy Statement and FOR proposal (2) on the reverse side.

The undersigned hereby appoints Arthur F. Weinbach and Gary C. Butler, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 2002 Annual Meeting of Stockholders of Automatic Data Processing, Inc. to be held at the corporate offices of the Company, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY, on Tuesday, November 12, 2002 at 10:00 a.m., or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

If shares of Automatic Data Processing, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Automatic Data Processing, Inc. Common Stock in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or by the Internet, as described in the instructions on the reverse side.

[ADP logo]                            VOTE BY INTERNET - www.proxyvote.com
                                      Use the Internet to transmit your voting
AUTOMATIC DATA PROCESSING, INC.       instructions and for electronic delivery
PROXY SERVICES                        of information up until 11:59 P.M. Eastern
P.O. BOX 9142                         Time the day before the cut-off date or
FARMINGDALE, NY  11735                meeting date. Have your proxy card in hand
                                      when you access the web site. You will be prompted to enter your 12-digit Control
                                      Number which is located below to obtain
                                      your records and to create an electronic voting instruction form.

                                      VOTE BY PHONE - 1-800-690-6903
                                      Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

ADMISSION TICKET                      VOTE BY MAIL
----------------                      Mark, sign, and date your proxy card and
Please retain and present this top    return it in the postage-paid envelope we
portion of the proxy card as your     have provided or return it to Automatic
admission ticket together with a      Data Processing, Inc. c/o ADP, 51 Mercedes
valid picture identification to       Way, Edgewood, NY 11717. All proxy cards
gain admittance to the Annual         must be received by the day before the
Meeting.                              cut-off date or the meeting date.

--------------------------------------------------------------------------------


             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AUTOMATIC DATA PROCESSING, INC.

 The Board of Directors recommends a vote
 FOR the proposals regarding:



 (1) Election of Directors
     Nominees:                                          For  Withhold  For All  To withhold authority to vote, mark "For All Except"
     01) Gregory D. Brenneman    07) Harvey M. Krueger  All    All     Except   and write the nominee's number on the line below.
     02) Gary C. Butler          08) Frederic V. Malek
     03) Joseph A. Califano, Jr. 09) Henry Taub         [ ]    [ ]       [ ]    ----------------------------------------------------
     04) Leon G. Cooperman       10) Laurence A. Tisch
     05) George H. Heilmeier     11) Arthur F. Weinbach
     06) Ann Dibble Jordan       12) Josh S. Weston



                                                                                         For       Against     Abstain

 (2) Appointment of Deloitte & Touche LLP                                                [ ]         [ ]         [ ]

 (3) Upon any and all other matters which may properly come before the meeting or any adjournment thereof.


Please sign below exactly as the name(s) appear on your stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons must sign the proxy.

If you plan to attend the meeting, please check box to the right.     [ ]



----------------------------------  -------     -----------------------   ------
Signature [PLEASE SIGN WITHIN BOX]  Date        Signature (Joint Owners)  Date